Exhibit 99.01

For Immediate Release

VERITAS SOFTWARE Announces Preliminary Second Quarter Results

MOUNTAIN VIEW, Calif. – July 6, 2004 – VERITAS Software Corporation (NASDAQ: VRTS) today announced preliminary results for its fiscal second quarter ended June 30, 2004. Total revenues are expected to be in the range of $475 million to $485 million, which includes license revenue of $263 million to $273 million and services revenue of approximately $212 million. GAAP earnings per share are expected to be in the range of $0.17 to $0.19 and non-GAAP earnings per share are expected to be in the range of $0.18 to $0.20. Non-GAAP earnings per share exclude amortization of intangibles and stock-based compensation. Accompanying this release is a reconciliation of estimated GAAP and non-GAAP earnings per share.

“Our anticipated results were impacted primarily by weakness in our US enterprise sales,” said Gary Bloom, chairman, president and CEO, VERITAS Software. “As we have indicated previously, software license orders are generally concentrated in the later part of the third month of the quarter. At the end of the June quarter, our anticipated order flow weakened, contributing to lower-than-expected license revenues. Our services business remained strong, driven primarily by healthy maintenance renewals throughout the quarter, and the demand for our products and services in most of Europe and Asia Pacific met our expectations.”

Second quarter results are preliminary, subject to the company’s management and independent auditors completing their customary quarterly closing and review procedures.

VERITAS Software is scheduled to release its second quarter results on July 27, 2004.

About VERITAS Software

VERITAS Software, one of the 10 largest software companies in the world, is a leading provider of software to enable utility computing. In a utility computing model IT resources are aligned with business needs, and business applications are delivered with optimal performance and

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VERITAS Software Announced Preliminary Second Quarter Results

availability on top of shared computing infrastructure, minimizing hardware and labor costs. With 2003 revenues of $1.75 billion, VERITAS delivers products for data protection, storage & server management, high availability and application performance management that are used by 99 percent of the Fortune 500. More information about VERITAS Software can be found at www.veritas.com.

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Press Contacts:

Andrew McCarthy, Corporate Communications, VERITAS Software
(650) 527-3183, andrew.mccarthy@veritas.com

Investor Contact:

Renee Budig, Investor Relations, VERITAS Software
(650) 527-4047, renee.budig@veritas.com

Forward Looking Statements

This press release may include estimates and forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements relating to preliminary financial results for the company’s fiscal second quarter ended June 30, 2004. These forward-looking statements involve a number of risks and uncertainties, including the risk that we will need to make adjustments to our financial results as part of the company’s customary quarterly financial closing procedures and review by the company’s management and independent registered public accounting firm, that could cause the actual results we achieve to differ materially from such forward-looking statements. For more information regarding potential risks, see the “Factors That May Affect Future Results” section of our most recent report on Form 10-Q for the quarter ended March 31, 2004 on file with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

VERITAS Software

Reconciliation of GAAP-based EPS to non-GAAP based EPS Estimates
For the three months ended June 30, 2004
(Unaudited)

Low end of range		High end of Range
GAAP-based EPS	$0.17	$0.19
Amortization of intangibles and stock-based compensation, net of taxes	0.01	0.01
Non-GAAP EPS	$0.18	$0.20

VERITAS Software

Use of Non-GAAP financial information

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in this press release because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

Copyright © 2004 VERITAS Software Corporation. All rights reserved. VERITAS, the VERITAS Logo, CommandCentral, and SANPoint Control are trademarks or registered trademarks of VERITAS Software Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.